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                                                                   EXHIBIT 23.19

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

We hereby consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 8, 1996, except for Note (4) for which the date is February 15, 1996 (Albuquerque C.I. Associates, LP.); February 16, 1996 (C.I. Nashville, Inc.); February 8, 1996 (Wichita C.I. Associates III, L.P.); and February 19, 1996 (Topeka C.I. Associates, L.P.), incorporated by reference in this Post-Effective Amendment No. 2 on Form S-3 to the Registration Statement on Form S-4 (File Nos. 333-28085 and 333-28085-01) and related Prospectus of Patriot American Hospitality, Inc. and Wyndham International, Inc.

Kansas City, Missouri
January 7, 1998                               /s/ Mayer Hoffman McCann L.C.